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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) June 2, 1999
                                                 ------------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                    ---------------

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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     On June 2, 1999, Alteon Inc. issued the following press release:

"ALTEON RELEASES PHASE I HUMAN TRIAL RESULTS OF POTENTIAL TREATMENT
                   FOR AGING-RELATED DISEASES

 "--ALT-711, First A.G.E. Crosslink Breaker Compound in Clinical
      Development, Was Well Tolerated in Clinical Trials--

"Ramsey, New Jersey, June 2, 1999 Alteon Inc. (Nasdaq: ALTN) announced today that ALT-711, the company's lead A.G.E crosslink breaker, successfully completed initial Phase I human trials of the compound. Alteon is now planning further clinical development of the compound. These findings were released today in a report on the Phase I multi-dose program.

"The Phase I program of ALT-711 was initiated in June 1998. The trials were performed by Kendle in Utrecht, The Netherlands. Two placebo-controlled, double-blind, single and ascending dose studies were completed, enrolling 88 subjects, consisting of a younger cohort, aged 18 to 50 years, and an older cohort, aged 55 to 75 years. In addition, a 14-day multiple dosing trial was conducted in 16 older (65 to 75 years) subjects. Analyses of the clinical and safety data did not show any medically relevant events.

"'We are enthusiastic about the potential of ALT-711 and our entire class of A.G.E. crosslink breakers,' said Kenneth I. Moch, President and Chief Executive Officer of Alteon. 'We are currently pursuing our strategy for Phase II clinical development of ALT-711 with the help of experts in the cardiovascular field. Because ALT-711 was well tolerated, we are considering further dose escalation studies to prepare for our U.S. IND filing. A.G.E. crosslink breakers may prove to be an answer to many age-related and diabetes-related illnesses.'

"Aging is associated with a general increase in tissue stiffening, including the cardiovascular and bronchioalveolar systems and the skin. This aging process has been attributed, in part, to the crosslinking of long-lived proteins, such as collagen and elastin, initiated by the interaction of simple sugars, like glucose. This process is accelerated in diabetic individuals. By 'breaking' these crosslinks, ALT-711 and other crosslink breaker compounds under development at Alteon, may have an impact on late stages of aging-related and diabetic complications.

"In preclinical studies undertaken at The National Institute on Aging and the Johns Hopkins Geriatric Center, researchers in collaboration with Edward G. Lakatta, M.D., Chief of the NIA Laboratory of Cardiovascular Science demonstrated the ability of ALT-711 to reduce arterial stiffness in elderly Rhesus monkeys. Announced at the November 1998 meeting of the American Heart Association, Dr. Lakatta said of this research: 'If clinical studies in humans bear out the results we have seen in animals, substances like ALT-711 could be the breakthrough we've been working toward to reverse some types of age-related heart and vessel disease.'

"Other potential indications for crosslink breaker compounds include ophthalmic and dermatological conditions. Alteon researchers demonstrated the ability of ALT-711 to significantly improve skin hydration and elasticity.

"'We are pleased to have completed a multi-dose series of Phase I human safety testing and to be one step closer in the development of this exciting compound,' said Mr. Moch. 'We look forward to the initiation of further human clinical testing to validate our important findings.'

"Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Alteon's proprietary technology focuses on Advanced Glycosylation End-products, or A.G.E.s, formed as a result of circulating blood glucose reacting with proteins. A.G.E.s have been shown to be a causative factor in many of the complications of diabetes and age-related diseases, including kidney disease, nerve damage, atherosclerosis and retinopathy. Alteon's approach is to inhibit or break A.G.E.s or their chemical crosslinks, thereby potentially impacting such disease states. The company is continuing its evaluation of its lead A.G.E.-formation inhibitor, pimagedine, based on the results of the Phase III trial of pimagedine in Type 1 diabetic patients with progressive kidney disease. Alteon's lead A.G.E. crosslink breaker, ALT-711, has successfully completed a series of Phase I human clinical trials, and the company is currently planning Phase II clinical trials of the compound. Alteon is also pursuing the development of a novel series of glucose lowering agent (GLA) compounds.

                              # # #

"Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

             "This press release is also available at
                   http://www.alteonpharma.com

     "'Safe Harbor' Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alteon Inc.'s business which are not historical facts are 'forward-looking statements' that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see 'Risk Factors' in the Company's Annual Report or Form 10-K for the most recently ended fiscal year."


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Kenneth I. Moch
                                  -------------------------------
                                  Kenneth I. Moch
                                  President and
                                  Chief Executive Officer


Date: June 2, 1999